EXHIBIT 23.2




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2005, relating to the consolidated financial statements of U.S.B. Holding Co., Inc. (the "Company") and management's report on the effectiveness of internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.



/s/ DELOITTE & TOUCHE LLP
New York, New York
July 20, 2005